SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 2, 2002
Date of report (date of earliest event reported)

SYMMETRICOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-2287	951906306
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway, San Jose, California 95131-1017
(Address of principal executive offices, including zip code)

(408) 433-0910
(Registrant’s telephone number, including area code)

Item 5.    Other Events

The following is a description of the common stock of Symmetricom, Inc. (the “Registrant”), par value $.0001 (Common Stock) which is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. This description is qualified in its entirety by reference to the restated certificate of incorporation and by-laws of the Registrant. This description is being filed in this current report for the convenience of its incorporation by reference into future filings with the Securities Exchange Commission.

Description of Registrant Common Stock

The holders of Registrant Common Stock are entitled to one vote per share of Common Stock on all matters properly submitted to a vote of Registrant stockholders. Subject to any preferential dividend rights of the holders of any outstanding Registrant preferred stock, holders of Common Stock are entitled to receive such dividends out of assets legally available for dividends at times and in amounts as the Registrant’s board may determine. In the event of a liquidation or winding up of the Registrant, holders of Common stock are entitled to receive a pro rata distribution of any distribution of Registrant’s assets after payment or providing for the payment of liabilities and the aggregate liquidation preference of any outstanding Registrant preferred stock. The holders of Common Stock have no redemption, preemptive or cumulative voting rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMMETRICOM, INC.

By:	/S/ WILLIAM SLATER
William Slater Chief Financial Officer

Date: August 2, 2002

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